Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS





 We consent to the incorporation by reference in the registration statements of Jersey Central Power & Light Company on Forms S-3 (File No. 33-49463 and File No. 33-47499) of our report dated February 2, 1994, on our audits of the financial statements and financial statement schedules of Jersey Central Power & Light Company as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K for the year ended December 31, 1993. Our report on the audits of the financial statements and financial statement schedules of Jersey Central Power & Light Company as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, contains explanatory paragraphs related to a contingency which has resulted from the accident at Unit 2 of the Three Mile Island Nuclear Generating Station, the adoption of the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1993, and the change in the method of accounting for unbilled revenues in 1991.







                                       COOPERS & LYBRAND




 Parsippany, New Jersey
 March 10, 1994
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